ASSET PURCHASE AGREEMENT

(Global Autonomous Corporation)

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is entered into and effective as of April 1st, 2025 (the “Effective Date”), by and among Brooqly, Inc., a Nevada corporation (“Buyer”), Global Autonomous Corporation, a Delaware corporation (“Seller”), Alpine 4 Holdings, Inc., a Delaware corporation (“Parent”), the holder of 71.43% of the outstanding capital stock of Seller.  The additional stockholders of Seller holding 28.57% of the outstanding capital stock of Seller are listed on Exhibit A hereto (“Minority Stockholders”) and are third party beneficiaries of this Agreement.  Buyer, Seller, and Parent are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

RECITALS:

WHEREAS, Seller desires to sell, and Buyer desires to purchase, substantially all of the assets of Seller used in the operation of its business, on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, the Parties intend for this Agreement to be effective and the transaction to be closed as of the Effective Date, with the transfer of the Purchased Assets (as defined below) and issuance of the Convertible Note occurring concurrently with the execution hereof.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties, and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS

1.1 Purchased Assets. As of the Effective Date, Seller hereby sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby purchases, acquires, and accepts from Seller, all right, title, and interest in and to all assets of Seller used in the operation of its business, including but not limited to: (a) all intellectual property, patents, trademarks, trade secrets, and copyrights; (b) all inventory, finished goods, machinery, equipment, and tools; (c) all customer/prospects and supplier contracts; (d) all regulatory approvals, certifications, operational books, records, and goodwill associated with the business; and (e) all other operational assets used in Seller’s business (collectively, the “Purchased Assets”).  The Purchased Assets include, without limitation, all assets listed on Schedule 1.1 attached hereto.

1.2 Excluded Assets. Notwithstanding anything to the contrary in Section 1.1, the assets listed on Schedule 1.2 hereto (the “Excluded Assets”) are excluded from the Purchased Assets and are retained by Seller.

1.3 Excluded Liabilities. Buyer does not assume or become responsible for any liabilities or obligations of Seller, whether known or unknown, contingent or otherwise, including but not limited to any liabilities or obligations arising prior to the Effective Date.

ARTICLE II

PURCHASE PRICE

2.1 Purchase Price. The purchase price for the Purchased Assets (the “Purchase Price”) is $11,631,754, payable in the form of a Convertible Note in form attached hereto as Exhibit B. The Convertible Note shall be issued directly to Parent and Minority Holders in the percentage interests held by such stockholders and Seller hereby assigns all right to receipt of such consideration to Parent and Minority Holders.

2.2 Allocation of Purchase Price. The Purchase Price shall be allocated among the Purchased Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The Parties shall cooperate in good faith to prepare and file IRS Form 8594 and any other required tax filings consistent with such allocation.

ARTICLE III

DELIVERABLES

Concurrently with the execution of this Agreement on the Effective Date:

(a) Seller has delivered to Buyer:

(i) Bills of sale, assignments, and other instruments of transfer necessary to convey the Purchased Assets to Buyer, in form and substance reasonably satisfactory to Buyer;

(ii) A certificate of the Secretary or an authorized officer of Seller, certifying the resolutions of the board of directors of Seller approving this Agreement and the transactions contemplated hereby; and

(iii) Such other documents as Buyer reasonably requested to effectuate the transactions contemplated hereby.

(b) Buyer has delivered to Seller:

(i) The Convertible Note, duly executed by Buyer;

(ii) A certificate of the Secretary or an authorized officer of Buyer, certifying the resolutions of the board of directors of Buyer approving this Agreement and the transactions contemplated hereby; and

(iii) Such other documents as Seller reasonably requested to effectuate the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Seller and Parent represent and warrant to Buyer as follows, as of the Effective Date:

4.1 Organization. Seller is a corporation duly organized and validly existing under the laws of State of Delaware, with full corporate power and authority to conduct its business as currently conducted and to enter into and perform this Agreement.

4.2 Authority; Enforceability. Seller has full corporate power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary corporate action, including approval by its board of directors and its stockholders. This Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity.

4.3 Title to Assets. Seller has good and marketable title to the Purchased Assets, free and clear of all liens, encumbrances, and restrictions.

4.4 No Conflicts. The execution, delivery, and performance of this Agreement by Seller does not and will not (a) violate or conflict with any provision of the organizational documents of Seller, (b) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to Seller, or (c) result in a breach of, or constitute a default under, any contract, agreement, or instrument to which Seller is a party or by which Seller or the Purchased Assets are bound.

4.5 Litigation. There is no action, suit, proceeding, or investigation pending or, to the knowledge of Seller and Parent, threatened against Seller or the Purchased Assets that could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement.

4.6 Compliance with Laws. Seller is in compliance in all material respects with all laws, rules, and regulations applicable to its business and the Purchased Assets, except as disclosed on Schedule 4.6.

4.7 Intellectual Property. Seller owns or has the right to use all intellectual property included in the Purchased Assets, and the use of such intellectual property does not infringe upon the rights of any third party, except as disclosed on Schedule 4.7.

4.8 Disclosure. No representation or warranty made by Seller in this Agreement, and no statement contained in any schedule, exhibit, or certificate delivered by Seller pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BUYER

Buyer represents and warrants to Seller and Parent as follows, as of the Effective Date:

5.1 Organization. Buyer is a corporation duly organized and validly existing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as currently conducted and to enter into and perform this Agreement.

5.2 Authority; Enforceability. Buyer has full corporate power and authority to execute, deliver, and perform this Agreement and the transactions contemplated hereby. The execution, delivery, and performance of this Agreement by Buyer have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally or by general principles of equity.

5.3 No Conflicts. The execution, delivery, and performance of this Agreement by Buyer do not and will not (a) violate or conflict with any provision of the organizational documents of Buyer, (b) violate or conflict with any law, rule, regulation, order, judgment, or decree applicable to Buyer, or (c) result in a breach of, or constitute a default under, any contract, agreement, or instrument to which Buyer is a party or by which Buyer is bound.

5.4 Litigation. There is no action, suit, proceeding, or investigation pending or, to the knowledge of Buyer, threatened against Buyer that could reasonably be expected to materially adversely affect the transactions contemplated by this Agreement.

5.5 Issuance of Convertible Note. Buyer has full corporate power and authority to issue the Convertible Note as contemplated by this Agreement. Such issuance has been duly authorized by all necessary corporate action and does not violate any applicable law, rule, or regulation or any contract, agreement, or instrument to which Buyer is a party or by which Buyer is bound.

5.6 Disclosure. No representation or warranty made by Buyer in this Agreement, and no statement contained in any schedule, exhibit, or certificate delivered by Buyer pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

6.2 Dispute Resolution. Any dispute, controversy, or claim arising out of or relating to this Agreement, or the breach, termination, or invalidity thereof, related to the Parties, and any guarantors, officers, directors, stockholders, or affiliates of the Parties, shall be resolved through arbitration in Phoenix, Arizona, pursuant to the Arizona Revised Uniform Arbitration Act under the rules of the American Arbitration Association, or such other rules as agreed to by the Parties. The arbitration shall be conducted by a single arbitrator, and the decision of the arbitrator shall be final and binding on the Parties. The costs of arbitration shall be borne by the losing Party, unless otherwise determined by the arbitrator.

6.3 Expenses. Each Party shall bear its own costs and expenses incurred in connection with the negotiation, execution, and performance of this Agreement, including but not limited to legal, accounting, and advisory fees.

6.4 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when sent by email (with confirmation of receipt), or (c) on the third business day after being sent by certified mail, return receipt requested, to the addresses set forth below, or to such other address as a Party may designate by written notice to the other Party:

If to Buyer:

Brooqly, Inc.

Email: kwilson@dynamicaerosystems.com

Attn: Kent Wilson

If to Seller:

Alpine 4 Holdings, Inc.

4201 N 24th St Suite 150

Phoenix, AZ 85016

Email: edlew@edlew.com

Attn:

6.5 Entire Agreement. This Agreement, together with the schedules, exhibits, and other documents referred to herein, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, and negotiations, whether written or oral, between the Parties.

6.6 Amendments and Waivers. This Agreement may be amended, modified, or waived only by a written instrument signed by the Party against whom enforcement of such amendment, modification, or waiver is sought.

6.7 Assignment. This Agreement shall not be assigned by any Party without the prior written consent of the other Party, except that Buyer may assign its rights and obligations under this Agreement to an affiliate without such consent, provided that Buyer remains liable for its obligations hereunder.

6.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

6.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic signatures shall be deemed original signatures for all purposes.

6.10 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable, the remaining provisions shall remain in full force and effect, and the invalid, illegal, or unenforceable provision shall be reformed to the extent necessary to make it valid, legal, and enforceable while preserving the original intent of the Parties.

6.11 Headings. The headings in this Agreement are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

6.12 Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the Parties and their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.13 Further Assurances. Each Party shall, at the request of the other Party, execute and deliver such additional documents and take such additional actions as may be reasonably necessary to effectuate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

BUYER:

Brooqly, Inc.

By: _____________________________

Name: Kent Wilson

Title: CEO

SELLER:

Alpine 4 Holdings

By: _____________________________

Name: Ed Lew on Behalf of the Board of Directors

Title: Director